CONSENT OF JOHN HOLT SMITH, ESQ.


     I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form S-8) and related Prospectus of LitFunding Corp. f/k/a RP Entertainment, Inc. for the registration of shares of its common stock.

Los Angeles, California
September 2, 2003

                                               /s/  John Holt Smith
                                               ------------------------------
                                               John Holt Smith
                                               Attorney at Law